Exhibit 1.01

ECHOSTAR CORPORATION
HUGHES SATELLITE SYSTEMS CORPORATION

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2016

Introduction and Background

This Conflict Minerals Report (the “Report”) of EchoStar Corporation (“EchoStar”) and Hughes Satellite Systems Corporation (“Hughes” and, together with EchoStar and the respective subsidiaries of EchoStar and Hughes through December 31, 2016, the “Company,” “we,” “our” and/or “us”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2016. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”) that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

Pursuant to the Rule, the Company has concluded, in good faith, that during the reporting period from January 1 to December 31, 2016:

•
the Company manufactured, or contracted to manufacture, products whose manufacture was completed in calendar year 2016 as to which Conflict Minerals are necessary to the functionality or production of those products (our “Covered Products”); and

•
based on its good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals in our Covered Products, the Company had reason to believe that certain of the Conflict Minerals necessary to the functionality or production of our Covered Products may have originated in one or more of the Covered Countries and that such Conflict Minerals may not be from recycled or scrap sources.

Therefore, the Company performed due diligence on the source and chain of custody of such Conflict Minerals in our Covered Products. The Company is filing this Report with its Specialized Disclosure Report on Form SD (the “Form SD”) to comply with the requirements of the Rule. This Report has not been subject to an independent private sector audit.

PART I. COMPANY OVERVIEW AND DESCRIPTION OF PRODUCTS COVERED BY THIS REPORT

Description of Products

During the reporting period, we were a global provider of satellite operations, video delivery solutions, digital set top boxes, and broadband satellite technologies and services for home and small office customers, delivering innovative network technologies, managed services, and solutions for enterprise and government customers.  This Report relates to our Covered Products under our Hughes and EchoStar Technologies business segments, which consist of:

Hughes:

Broadband Satellite Systems — The Company’s broadband and satellite products during the reporting period included broadband systems and terminals, mobile satellite systems, handheld devices and IP data terminals for mobile satellite operators, all of which support the delivery of a wide range of bandwidth-intensive services as well as privately-branded service offerings, including high-speed internet/intranet access, video conferencing, distance learning, telemedicine, newsgathering, fleet operations and broadband on planes, trains and maritime.

EchoStar Technologies:

SAGE by Hughes —The Company’s integrated home automation and self-monitoring system, which incorporated a Hub (principal control unit) and peripheral devices designed to allow individual users remote access to a variety of home control and home monitoring features. In July 2016, the Company made the decision not to proceed with this product offering and the associated services. The Company completed the process of shutting down all activities, services and operations related to this product offering in 2016.

Digital Set-Top Boxes — The Company’s digital set-top boxes during the reporting period included digital set-top boxes used by consumers for the viewing of television content delivered via satellite or cable or over the air.  Certain models of the Company’s digital set-top boxes also contained internal hard drives to enable digital video recorder features as well as software-enabled advanced capabilities and functionalities.  In addition to digital set-top boxes, the Company designed and developed related products during the reporting period, including satellite dishes and remote controls.

Slingbox™ Units — The Company’s Slingbox units during the reporting period enabled “placeshifting” technology, which allowed a customer, at his or her option, to watch and control digital television content anywhere in the world via a broadband internet connection.

Certain of our Covered Products were designed, developed, engineered, manufactured, assembled and/or distributed by us; however, we also outsourced a significant portion of these functions to third parties.  We worked with third-party vendors for the development and manufacture of components that are integrated into our Covered Products.  We developed dual sourcing capabilities for critical parts when practical and we evaluated outsourced subcontract vendors on a periodic basis.

On January 31, 2017, EchoStar and certain of its subsidiaries entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with DISH Network and certain of its subsidiaries. Pursuant to the Share Exchange Agreement, on February 28, 2017, among other things, EchoStar and certain of its subsidiaries received all of the shares of the Hughes Retail Preferred Tracking Stock issued by EchoStar (the “EchoStar Tracking Stock”) and the Hughes Retail Preferred Tracking Stock issued by Hughes Satellite System Corporation (the “HSS Tracking Stock”, together with the EchoStar Tracking Stock, the “Tracking Stock”) in exchange for 100% of the equity interests of certain EchoStar subsidiaries that held substantially all of the EchoStar Technologies businesses and certain other assets (collectively, the “Share Exchange”). Following consummation of the Share Exchange, EchoStar no longer operates the EchoStar Technologies business segment, which produced the digital set-top boxes and the Slingbox™ units.

PART II. DESIGN OF OUR DUE DILIGENCE MEASURES

We designed our due diligence measures based on the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).  Summarized below are the components of our due diligence measures as they relate to the five-step framework from the OECD Guidance.

Establish Strong Company Management Systems for Conflict Minerals Supply Chain Due Diligence

Designate Internal Corporate Team

The Company has an internal team, composed of senior members of the Company’s supply chain and procurement operations and the legal department, which evaluates the Company’s supply chain processes and sourcing procedures and designs and supports the Company’s due diligence efforts.  The team meets periodically to develop and refine a due diligence process that:

•	is consistent with the OECD Guidance,

•	conforms to the requirements of the Rule, and

•	is appropriate given the structure and operations of the Company’s supply chain departments.

The Company’s internal audit department monitors the diligence process, provides feedback and reviews the due diligence results.

Each existing and new supplier and manufacturer (collectively referred to as “suppliers”) is assigned to a specific employee within the supply chain department who reports to a senior supply chain manager.  A senior supply chain manager disseminates all necessary information and documentation to each employee in the supply chain department responsible for interfacing directly with suppliers.

Commit to a Supply Chain Policy for Minerals from Conflict-Affected and High-Risk Areas

The Company maintains a policy relating to Conflict Minerals (the “Policy”) stating that suppliers shall:

•
have a policy to reasonably assure that the Conflict Minerals in the products they manufacture for or supply to the Company do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Covered Countries;

•	exercise due diligence on the source and chain of custody of these minerals and make their due diligence measures available to the Company upon the Company’s request; and

•
be prepared to assist the Company in meeting the Conflict Minerals reporting requirements under the Rule, as well as other national or international mineral reporting regimes that may arise in the future.

The Policy is incorporated into the Company’s supplier code of conduct, which is available to our suppliers on our websites.  All suppliers of the Company during the reporting period were obligated to comply with the supplier code of conduct.

Establish a System of Controls and Transparency over the Conflict Minerals Supply Chain

The Company employs a system of controls to promote transparency over our Conflict Minerals supply chain by utilizing the Conflict Minerals Reporting Template (“Conflict Minerals Reporting Template”), which is a supply chain survey designed to facilitate the transfer of information through the supply chain to identify the smelters and refiners that process the necessary Conflict Minerals in our Covered Products. The Conflict Minerals Reporting Template was developed by the Conflict-Free Sourcing Initiative (“CFSI”), an Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative. The Company maintains an automated database of the completed Conflict Minerals Reporting Templates submitted to the Company by our suppliers (the “Conflict Minerals Response Database”), which helps us process and analyze the information provided by our suppliers. Once in the Conflict Minerals Response Database, all completed Conflict Mineral Reporting Templates received from suppliers are stored electronically in a central location accessible to authorized employees involved in the due diligence process and are retained in accordance with the Company’s document retention guidelines.

The Company is a member of the CFSI, an organization committed to the responsible sourcing of Conflict Minerals that currently has over 350 participating companies and associations from around the world. As a member, the Company has access to a variety of tools and resources to better assess Conflict Minerals in our supply chain, including the Conflict-Free Smelter Program (the “CFSP”), an audit program designed to validate smelters’ and refiners’ sourcing practices.

Strengthen the Company’s Engagement with Suppliers

We inform our suppliers of our Policy, our due diligence consistent with OECD Guidance and our compliance with the Rule. Moreover, the Company’s purchase order and contract terms and conditions require that suppliers expressly support the supply chain due diligence process employed by the Company.

Establish a Company-Level Grievance Mechanism

The Company maintains an open reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously or for attribution through several channels, including through an employee’s immediate manager or the Company’s legal department.

Identify and Assess the Risks in the Company’s Supply Chain

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners and does not have a direct relationship with any mines, smelters or refiners.  The Company’s supply chain with respect to our Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of our Covered Products and the original sources of the Conflict Minerals.  As a result, the Company designed its due diligence to conform to the requirements of the Rule and the OECD Guidance as applicable for downstream companies. Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relies on its communications with suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. In particular, the Company performs the following measures to identify Conflict Minerals in our Covered Products.

Identify Company Suppliers

The Company identifies our first-tier suppliers by generating reports from the Company’s manufacturing and procurement systems of all manufacturers who made, and all vendors who supplied components or products, for our Covered Products.  For components delivered to the Company by distributors, the Company adds the distributors to the supplier list.  Senior managers in the supply chain organization review and finalize the supplier list (the “Supplier List”) to create a list that includes all relevant suppliers for purposes of the Rule.

Request Conflict Minerals Reporting Templates from Suppliers

The Company uses good faith efforts to identify from the Conflict Minerals Reporting Templates the smelters and refiners used by our suppliers on the Supplier List.  Annually, the Company sends a letter and the Conflict Minerals Reporting Template to the suppliers on the Supplier List.  The letter (i) reiterates the requirements of the Rule and its applicability to the Company, (ii) requests that each supplier complete the Conflict Minerals Reporting Template for all Covered Products supplied to the Company for the reporting period, and (iii) encourages suppliers to use smelters and refiners which appear on the CFSI’s Compliant Smelter List (as described below).  The Company contacts suppliers that do not respond to the Company’s request by a specified date and suppliers that submit incomplete or inaccurate requests for follow-on discussions and to request additional information, as applicable.

As set forth in the Conflict Minerals Reporting Template and the OECD Guidance, suppliers make representations or provide information regarding, among other things, (i) the country of origin for the Conflict Minerals contained in components or products provided by the supplier to the Company, (ii) whether such Conflict Minerals directly or indirectly finance armed conflict in the Covered Countries, (iii) all smelters and refiners in the supplier’s supply chain for such Conflict Minerals, (iv) whether such smelters and refiners have been validated in compliance with the CFSP, (v) whether such supplier uses the Conflict Minerals Reporting Template with its own suppliers to gather information, and (vi) whether the supplier has its owns conflict mineral policy that requires its direct suppliers to be conflict-free.

Analyze Surveys for CFSI Compliant and Active Smelters and Refiners

If correctly completed, each Conflict Minerals Reporting Template identifies the smelters and refiners within the applicable supplier’s supply chain. The Company reviews the information in the completed Conflict Minerals Reporting Templates against the CFSI’s Compliant Smelter List to determine whether the smelters or refiners associated with the applicable supplier qualify as “conflict-free” or are on the CFSI’s “active” list. We rely upon third party audits of smelters and refiners as part of the CFSI’s CFSP, an audit program designed to validate smelters’ and refiners’ sourcing practices as described below. Smelters and refiners receive a “conflict-free” designation from CFSI if (i) the audited smelter or refiner adheres to the CFSP’s assessment protocols by disclosing to independent auditors the identities and locations of the mines from which it sources Conflict Minerals and (ii) the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. The CFSI Conflict-Free Smelter List includes the names, locations and links to conflict minerals policies of all smelters and refiners deemed “compliant” with the CFSP’s assessment protocols. Smelters and refiners labeled as CFSI “active” have committed to undergo a CFSP audit but have not yet completed their audit or are participating in other cross-recognized certification programs. “Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase, but may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time.

The Company also uses good faith efforts to identify the country of origin information from the smelters and refiners provided by our suppliers on the Supply List through the Conflict Minerals Reporting Template.

Design and Implement Strategies to Respond to Identified Risks

Participate in Existing Industry Conflict Minerals Initiatives

In light of the complexity of the Company’s and our suppliers’ supply chains, the Company is currently unable to assess adequately the risk that Conflict Minerals exist in our Covered Products or whether they finance armed conflict in the DRC. However, the Company continues to engage with suppliers to obtain current, accurate and complete information about our supply chains through the use of the Conflict Minerals Reporting Template and to promote “conflict-free” supply chains through our CFSI membership.

     Report Findings to Designated Senior Management

The members of the Company’s internal Conflicts Minerals team (consisting of senior members of the Company’s supply chain and procurement operations and the legal department) provide progress reports summarizing the findings from our due diligence efforts to the senior management of the Company.

Independent Third-Party Audits of Smelters/Refiners

Due to its downstream position in the supply chain, the Company does not have a direct relationship with smelters and refiners. Further, the complexity of our supply chain and the many third parties involved between the ultimate manufacturer of our Covered Products and the original sources of the Conflict Minerals hinders the Company’s ability to perform direct audits of smelters and refiners in our supply chain.  Instead, we rely upon third party audits of smelters and refiners as part of the CFSI’s CFSP, an audit program designed to validate smelters’ and refiners’ sourcing practices. The CFSP’s audit process is discussed above in more detail in “Identify and Assess the Risks in the Company’s Supply Chain.”

Additionally, through our CFSI membership, we support the further development and implementation of due diligence practices and tools, such as the Conflict Minerals Reporting Template and the CFSP.

Report Annually on Supply Chain Due Diligence

The Company has filed with the Securities and Exchange Commission its Form SD, which includes this Report as Exhibit 1.01, for the reporting period of January 1 to December 31, 2016. In accordance with the OECD Guidance and the Rule, this Report is available on our website at http://sats.client.shareholder.com/sec.cfm.

PART III. DESCRIPTION OF DUE DILIGENCE MEASURES PERFORMED;
RESULTS OF OUR DUE DILIGENCE MEASURES

Compilation and Analysis of Responses

For the reporting period of January 1 to December 31, 2016, the Company identified approximately 470 relevant suppliers.  In the fourth quarter of 2016 and the first quarter of 2017, the Company sent each such supplier on the Supplier List a letter requesting completion of the Conflict Minerals Reporting Template. The Company followed up with suppliers that did not respond to the Company’s request by the specified date or that submitted incomplete or inaccurate requests.

The Company received responses from approximately 457, or 97%, of the solicited suppliers, including completed Conflict Minerals Reporting Templates from 435, or approximately 93%, of the solicited suppliers. Through the use of the Conflict Minerals Response Database and access to the CFSP information, we were able to identify the smelters and refiners we believe were used to process the Conflict Minerals contained in our Covered Products as set forth in Annex 1 attached to this Report, as well as to identify which of those smelters and refiners were CFSP “conflict-free” or CFSP “active.”

Based on the information that was provided by the Company’s suppliers and information otherwise obtained by the Company during the due diligence process, the following table sets forth the number of CFSP “conflict-free” and CFSP “active” smelters and refiners in our supply chain as of the end of 2016 for each of the Conflict Minerals used in our Covered Products:

Conflict Mineral	CFSP Conflict-Free Smelters or Refiners	CFSP Active Smelters or Refiners
Gold	47	7
Tantalum	23	0
Tin	40	8
Tungsten	28	0

As discussed in “Part II. Design of Our Due Diligence Analysis” above, the Company relies on the completed Conflict Minerals Reporting Templates received from our suppliers as our main source of documentation supporting the representations made by such suppliers regarding the source and chain of custody of relevant Conflict Minerals in our Covered Products during the reporting period.  The smelters and refiners identified in Annex 1 to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain.

Country of Origin of the Conflict Minerals in the Covered Products

Based on the information that was provided by the Company’s suppliers and information otherwise obtained by the Company during the due diligence process, the Company does not have sufficient information, with respect to our Covered Products, to determine the country of origin of all of the Conflict Minerals in all such Covered Products.  However, based on the information that has been obtained, to the extent reasonably determinable by the Company, with respect to the smelters and refineries identified by the Company, such countries of origin are believed to include, the Covered Countries of Rwanda, Tanzania and Zambia.

Facilities Used to Process the Conflict Minerals in the Covered Products

Based on the information that was provided by the Company’s suppliers and information otherwise obtained through the due diligence process, the Company was unable to identify with certainty all of the facilities used to process the Conflict Minerals in our Covered Products.  However, based on the information that was provided by the Company’s suppliers and information otherwise obtained through the due diligence process, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in our Covered Products are believed to include the smelters and refiners listed in Annex 1 attached to this Report. The smelters and refiners that the Company has been able to determine as CFSP “conflict-free” and CFSP “active” are identified in Annex 1. However, as discussed above, the smelters and refiners identified in Annex 1 to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

Due diligence is an ongoing, proactive and reactive process. The Company plans to continue engaging with our suppliers to obtain current, accurate and complete information about the supply chain and to continue our due diligence efforts. Further, reporting on Conflict Minerals is a contractual requirement for our suppliers through our supplier code of conduct.  The Company has used our CFSI membership to gain a better understanding of the smelters and refiners in our supply chain and their CFSP compliance status, and we intend to continue to take advantage of the resources available to CFSI members with regard to conflict-free sourcing.

Annex 1

CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Smelter Name	Country of Smelter Facility
GOLD	ADVANCED CHEMICAL COMPANY	USA
GOLD	ABINGTON RELDAN METALS.	USA**
GOLD	AIDA CHEMICAL INDUSTRIES CO.	JAPAN*
GOLD	AL ETIHAD GOLD REFINERY DMCC	UNITED ARAB EMIRATES
GOLD	ANHUI TONGLING NONFERROUS METAL MINING CO.	CHINA
GOLD	ARGOR-HERAEUS S.A.	SWITZERLAND*
GOLD	ASAHI PRETEC CORP.	CHINA*
GOLD	ASAHI REFINING USA	USA*
GOLD	AU TRADERS AND REFINERS	SOUTH AFRICA
GOLD	BAIYIN NONFERROUS METALS CORPORATION (BNMC)	CHINA
GOLD	BANGALORE REFINERY	INDIA**
GOLD	BANGKO SENTRAL NG PILIPINAS (CENTRAL BANK OF THE PHILIPPINES)	PHILIPPINES*
GOLD	BOLIDEN AB	SWEDEN*
GOLD	CHIN-LEEP ENTERPRISE CO.	CHINA
GOLD	COMPAGNIE DES METAUX PRECIEUX PARIS	FRANCE
GOLD	DAYE NONFERROUS METALS MINING	CHINA
GOLD	DEGUSSA SONNE / MOND GOLDHANDEL GMBH	GERMANY
GOLD	DOWA	JAPAN*
GOLD	DSC (DO SUNG CORPORATION)	SOUTH KOREA
GOLD	ECHEMI ENTERPRISE CORP.	CHINA
GOLD	ELEMETAL REFINING	USA*
GOLD	EMIRATES GOLD DMCC	UNITED ARAB EMIRATES*
GOLD	FIDELITY PRINTERS AND REFINERS	ZIMBABWE
GOLD	GANSU SEEMINE MATERIAL HI-TECH CO.	CHINA
GOLD	GEIB REFINING CORP.	USA
GOLD	GOLD MINING IN SHANDONG (LAIZHOU) LIMITED COMPANY	CHINA*
GOLD	GREAT WALL PRECIOUS METALS CO. OF CBPM	CHINA
GOLD	GUANGDONG JINDING GOLD LIMITED	CHINA
GOLD	GUODA SAFINA HIGH-TECH ENVIRONMENTAL REFINERY CO.	CHINA
GOLD	HANGZHOU FUCHUNJIANG SMELTING CO.	CHINA
GOLD	HEESUNG CATALYSTS CORP.	SOUTH KOREA**
GOLD	HENAN YUGUANG GOLD & LEAD CO.	CHINA*
GOLD	HETAI GOLD MINERAL GUANGDONG CO.	CHINA
GOLD	HOUSE OF CURRENCY OF BRAZIL (CASA DA MOEDA DO BRAZIL)	BRAZIL
GOLD	HUNAN CHENZHOU MINING GROUP CO.	CHINA
GOLD	HUNG CHEONG METAL MANUFACTURING LIMITED	CHINA
GOLD	HWASUNG CJ CO.	SOUTH KOREA
GOLD	INNER MONGOLIA QIANKUN GOLD AND SILVER REFINERY SHARE CO.	CHINA
GOLD	ISTANBUL GOLD REFINERY	TURKEY*
GOLD	JIANGXI COPPER CO.	CHINA*
GOLD	JIN JINYIN REFINING COMPANY LIMITED	CHINA
GOLD	JINLONG COPPER CO.	CHINA
GOLD	JX NIPPON MINING & METALS CO.	JAPAN*
GOLD	KALOTI PRECIOUS METALS	UNITED ARAB EMIRATES
GOLD	KAZAKHMYS SMELTING	KAZAKHSTAN
GOLD	KENNECOTT UTAH COPPER	USA*

Metal	Smelter Name	Country of Smelter Facility
GOLD	KGHM POLSKA MIED AKCYJNA	POLAND**
GOLD	KOSAK SEIREN	JAPAN
GOLD	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIA
GOLD	LA CARIDAD	MEXICO
GOLD	L'AZURDE COMPANY FOR JEWELRY	SAUDI ARABIA
GOLD	LINGBAO GOLD CO.	CHINA
GOLD	L'ORFEBRE S.A.	ANDORRA
GOLD	LUOYANG ZIJIN YINHUI GOLD SMELTING CO.	CHINA
GOLD	MARSAM METALS	BRAZIL**
GOLD	METALOR TECHNOLOGIES (HONG KONG)	CHINA*
GOLD	METALOR TECHNOLOGIES (SINGAPORE) PTE	SINGAPORE*
GOLD	METALOR TECHNOLOGIES (SUZHOU)	CHINA
GOLD	METALOR TECHNOLOGIES S.A.	SWITZERLAND*
GOLD	METALOR USA REFINING CORPORATION	USA*
GOLD	METALURGICA MET-MEX PENOLES S.A. DE C.V.	MEXICO*
GOLD	MMTC-PAMP INDIA PVT	INDIA*
GOLD	MORRIS AND WATSON	NEW ZEALAND
GOLD	MOSCOW SPECIAL ALLOYS PROCESSING PLANT	RUSSIA*
GOLD	NIHON MATERIAL CO.	JAPAN*
GOLD	NYRSTAR METALS	USA
GOLD	OGUSSA OSTERREICHISCHE GOLD- UND SILBER-SCHEIDEANSTALT GMBH	AUSTRIA*
GOLD	OJSC "THE GULIDOV KRASNOYARSK NON-FERROUS METALS PLANT" (OJSC KRASTSVETMET)	RUSSIA*
GOLD	OJSC NOVOSIBIRSK REFINERY	RUSSIA*
GOLD	PAMP S.A.	SWITZERLAND*
GOLD	PEASE & CURREN	USA
GOLD	PENGLAI PENGGANG GOLD INDUSTRY CO.	CHINA
GOLD	PRECIOUS METALS SALES CORP.	USA
GOLD	PRIOKSKY PLANT OF NON-FERROUS METALS	RUSSIA*
GOLD	PX PRÉCINOX S.A.	SWITZERLAND*
GOLD	REALIZED THE ENTERPRISE CO.	CHINA
GOLD	REMONDIS ARGENTIA B.V.	NETHERLANDS
GOLD	REPUBLIC METALS CORPORATION	USA*
GOLD	SAAMP	FRANCE
GOLD	SAFINA A.S.	CZECH REPUBLIC
GOLD	SAI REFINERY	INDIA
GOLD	SAMDUCK PRECIOUS METALS	SOUTH KOREA
GOLD	SAXONIA EDELMETALLE GMBH	GERMANY
GOLD	SCHONE EDELMETAAL B.V.	NETHERLANDS*
GOLD	SEMPSA JOYERÍA PLATERÍA S.A.	SPAIN*
GOLD	SHAN DONG HUANGJIN	CHINA
GOLD	SHANDON JIN JINYIN REFINING LIMITED	CHINA
GOLD	SHANDONG TIANCHENG BIOLOGICAL GOLD INDUSTRIAL CO.	CHINA
GOLD	SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO.	CHINA*
GOLD	SHANGDONG PENGLAI GOLD SMELTER	CHINA
GOLD	SHENZHEN HENG ZHONG INDUSTRY CO.	CHINA
GOLD	SHENZHEN ZHONGHENGLONG REAL INDUSTRY CO.	CHINA
GOLD	SICHUAN TIANZE PRECIOUS METALS CO.	CHINA*
GOLD	SINGWAY TECHNOLOGY CO.	CHINA*
GOLD	SINO-PLATINUM METALS CO.	CHINA
GOLD	SO ACCURATE GROUP	USA
GOLD	SOLARTECH	CHINA*

Metal	Smelter Name	Country of Smelter Facility
GOLD	STENDER ELECTRONIC MATERIALS CO.	CHINA
GOLD	SUDAN GOLD REFINERY	SUDAN
GOLD	SUMITOMO METAL MINING CO.	JAPAN*
GOLD	SUNGEEL HITECH	SOUTH KOREA**
GOLD	SUPER DRAGON TECHNOLOGY CO.	CHINA
GOLD	SUZHOU SHENCHUANG RECYCLING	CHINA
GOLD	T.C.A S.P.A	ITALY*
GOLD	TANAKA DENSHI KOGYO K.K.	JAPAN*
GOLD	THE ROYAL CANADIAN MINT	CANADA*
GOLD	TONY GOETZ NV	BELGIUM**
GOLD	TOO TAU-KEN-ALTYN	KAZAKHSTAN
GOLD	UMICORE PRECIOUS METALS THAILAND	THAILAND*
GOLD	UMICORE S.A. BUSINESS UNIT PRECIOUS METALS REFINING	BELGIUM*
GOLD	UNITED REFINING COMPANY	USA*
GOLD	UNIVERSAL PRECIOUS METALS REFINING ZAMBIA	ZAMBIA
GOLD	VALCAMBI S.A.	SWITZERLAND*
GOLD	WESTERN AUSTRIALIAN MINT TRADING AS THE PERTH MINT	AUSTRALIA*
GOLD	WIELAND EDELMETALLE GMBH	GERMANY
GOLD	XTRATACANADIAN COPPER REFINERY (CCR)	CANADA*
GOLD	YUEQING CHEMICAL & LIGHT INDUSTRY & BUILDING MATERIALS CO.	CHINA
GOLD	YUNNAN COPPER INDUSTRY CO.	CHINA
GOLD	ZHAOJIN MINING INDUSTRY CO.	CHINA
GOLD	ZHE JIANG GUANG YUAN NOBLE METAL SMELTING FACTORY	CHINA
GOLD	ZHOGKUANG GOLD INDUSTRY CO.	CHINA
GOLD	ZIJIN KUANG YE REFINERY	CHINA*
TANTALUM	ANHUI HERRMAN IMPEX CO.	CHINA
TANTALUM	CABOT (GLOBAL ADVANCED METALS)	USA
TANTALUM	CHANGSHA SOUTH TANTALUM NIOBIUM CO.	CHINA*
TANTALUM	D BLOCK METALS	USA*
TANTALUM	DUOLUOSHAN	CHINA*
TANTALUM	GLOBAL ADVANCED METALS AIZU	JAPAN*
TANTALUM	GLOBAL ADVANCED METALS BOYERTOWN	USA*
TANTALUM	GOSLARLOWER SAXONY	GERMANY*
TANTALUM	GUANGDONG ZHIYUAN NEW MATERIAL CO.	CHINA*
TANTALUM	H.C. STARCK	JAPAN*
TANTALUM	H.C. STARCK CO.	THAILAND*
TANTALUM	H.C. STARCK CO.	USA*
TANTALUM	H.C. STARCK GROUP	GERMANY
TANTALUM	H.C. STARCK HERMSDORF GMBH	GERMANY*
TANTALUM	H.C. STARCK SMELTING GMBH & CO. KG	GERMANY*
TANTALUM	HENGYANG KING XING LIFENG NEW MATERIALS CO.	CHINA*
TANTALUM	HUNAN CHENZHOU MINING CO.	CHINA
TANTALUM	JIANGXI DINGHAI TANTALUM & NIOBIUM CO.	CHINA*
TANTALUM	JIANGXI TUOHONG NEW RAW MATERIAL	CHINA
TANTALUM	JIUJIANG ZHONGAO TANTALUM & NIOBIUM CO.	CHINA*
TANTALUM	KEMET CORP.	USA
TANTALUM	METALLURGICAL PRODUCTS INDIA PVT	INDIA*
TANTALUM	NANTONG TONGJIE ELECTRICAL CO.	CHINA
TANTALUM	NPM SILMET AS	ESTONIA*
TANTALUM	POWER RESOURCES	MACEDONIA
TANTALUM	QUANTUMCLEAN	USA*
TANTALUM	RFH TANTALUM SMELTRY CO.	CHINA*

Metal	Smelter Name	Country of Smelter Facility
TANTALUM	SHANGHAI JIANGXI METALS CO.	CHINA
TANTALUM	TAKI CHEMICAL CO.	JAPAN*
TANTALUM	TRANZACT	USA*
TANTALUM	XINXING HAORONG ELECTRONIC MATERIAL CO.	CHINA*
TANTALUM	YICHUN JIN YANG RARE METAL CO.	CHINA*
TIN	CHENZHOU YUNXIANG MINING AND METALLURGY CO.	CHINA
TIN	ALPHA	SOUTH KOREA *
TIN	AN THAI MINERALS CO.	VIETNAM
TIN	AN VINH JOINT STOCK MINERAL PROCESSING COMPANY	VIETNAM
TIN	ARCO ALLOYS	USA
TIN	BANG MINERALS & METALLURGY JOINT STOCK COMPANY	CHINA**
TIN	CHENGFENG METALS CO. PTE	CHINA**
TIN	CHINA TIN GROUP CO.	CHINA*
TIN	CHOFU WORKS	JAPAN
TIN	CNMC (GUANGXI) PGMA CO.	CHINA
TIN	COOPERATIVA METALURGICA DE RONDONIA A.	BRAZIL*
TIN	CV AYI JAYA	INDONESIA*
TIN	CV DUA SEKAWAN	INDONESIA
TIN	CV GITA PESONA	INDONESIA*
TIN	CV SERUMPUN SEBALAI	INDONESIA*
TIN	CV TIGA SEKAWAN	INDONESIA
TIN	CV VENUS INTI PERKASA	INDONESIA*
TIN	DOWA METALS & MINING CO.	JAPAN*
TIN	ELMET S.L.U.	SPAIN*
TIN	EM VINTO	BOLIVIA*
TIN	ESTANHO DE RONDONIA S.A.	BRAZIL
TIN	FENIX METALS	POLAND*
TIN	GEJIU FENGMING METALLURGY CHEMICAL PLANT	CHINA
TIN	GEJIU JINYE MINERAL CO.	CHINA
TIN	GEJIU KAI MENG INDUSTRY AND TRADE	CHINA**
TIN	GEJIU NON-FERROUS METAL PROCESSING CO.	CHINA*
TIN	GEJIU YUNXI GROUP CORP.	CHINA
TIN	GEJIU YUNXIN COLORED ELECTROLYTIC CO.	CHINA**
TIN	GEJIU ZI-LI	CHINA
TIN	GUANGXI ZHONGSHAN GOLD BELL SMELTING CORP.	CHINA
TIN	GUANYANG GUIDA NONFERROUS METAL SMELTING PLANT	CHINA
TIN	HARADA METAL INDUSTRY CO.	JAPAN
TIN	HECHI METALLURGICAL CHEMICAL FACTORY	CHINA
TIN	HEZHOU JINWEI TIN CO.	CHINA
TIN	HONGQIAO METALS (KUNSHAN) CO.	CHINA
TIN	HUICHANG HILL TIN INDUSTRY CO.	CHINA
TIN	HUICHANG JINSHUNDA TIN CO.	CHINA**
TIN	HUNAN XIANGHUALING TIN	CHINA
TIN	JAU JANQ ENTERPRISE CO.	CHINA
TIN	JIANGXI HUAYU METAL CO.	CHINA
TIN	JIANGXI KETAI ADVANCED MATERIAL CO.	CHINA*
TIN	JIANGXI NANSHAN	CHINA**
TIN	KUNMING HIGH-TECH INDUSTRIAL DEVELOPING AREA	CHINA
TIN	LIAN XING PLATING FACTORY	CHINA
TIN	MAGNU'S MINERAIS METAIS E LIGAS A.	BRAZIL*
TIN	MALAYSIA SMELTER CORPORATION (MSC)	MALAYSIA*
TIN	MATERIALS ECO-REFINING CO.	JAPAN
TIN	MELT METAIS E LIGAS S.A	BRAZIL*

Metal	Smelter Name	Country of Smelter Facility
TIN	METAHUB INDUSTRIES SDN. BHD.	MALAYSIA
TIN	METALLIC RESOURCES INC.	USA*
TIN	METALLO-CHIMIQUE N.V.	BELGIUM*
TIN	MING LI JIA SMELT METAL FACTORY	CHINA
TIN	MINSUR	PERU*
TIN	MISUR TIN SMELTER AND REFINERY	PERU
TIN	MODELTECH SDN BHD	MALAYSIA**
TIN	NEY METALS & ALLOYS	USA
TIN	NGHE TIN NONFERROUS METAL	VIETNAM
TIN	O.M. MANUFACTURING PHILIPPINES	PHILIPPINES*
TIN	PT ATD MAKMUR MANDIRI JAYA	INDONESIA*
TIN	PT BANGKA PRIMA TIN	INDONESIA*
TIN	PT CIPTA PERSADA MULIA	INDONESIA*
TIN	PT DS JAYA ABADI	INDONESIA*
TIN	PT INTI STANIA PRIMA	INDONESIA*
TIN	PT JUSTINDO	INDONESIA*
TIN	PT KARIMUN MINING	INDONESIA
TIN	PT KIJANG JAYA MANDIRI	INDONESIA
TIN	PT LAUTAN HARMONIS SEJAHTERA	INDONESIA
TIN	PT MENARA CIPTA MULIA	INDONESIA
TIN	PT NURJANAH	INDONESIA*
TIN	PT O.M. INDONESIA	INDONESIA
TIN	PT PRIMA TIMAH UTAMA	INDONESIA*
TIN	PT SARIWIGUNA BINASENTOSA	INDONESIA*
TIN	PT SUKSES INTI MAKMUR	INDONESIA*
TIN	PT TOMMY UTAMA	INDONESIA*
TIN	RESIND INDUSTRIA E COMERCIO A.	BRAZIL*
TIN	RUI DA HUNG	CHINA*
TIN	SETTU CHEMICAL INDUSTRY	JAPAN
TIN	SHAN TOU SHI YONG YUAN JIN SHU ZAI SHENG CO.	CHINA
TIN	SHAPIRO	USA
TIN	SHENZHEN ANCHEN SOLDER TIN PRODUCT CO.	CHINA
TIN	SIGMA GROUP	CHINA
TIN	SOFT METAIS A.	CHINA*
TIN	SOLDER COAT CO.	JAPAN
TIN	SPECTRO ALLOYS	USA
TIN	STRETTI	MALAYSIA
TIN	SUPER LIGAS	BRAZIL
TIN	TABOCA/PARANAPANEMA	BRAZIL*
TIN	TAICANG CITY NANCANG METAL MATERIAL CO.	CHINA
TIN	TAINSHUI LING BO TECHNOLOGY CO.	CHINA
TIN	TAP	USA
TIN	THAI NGUYEN NONFERROUS METAL CO.	VIETNAM
TIN	THAISARCO	THAILAND*
TIN	TIN PLATING GEJIU	CHINA
TIN	TIN PLATING GEJIU	CHINA
TIN	TIN PRODUCTS MANUFACTURING CO.	CHINA*
TIN	TUYEN QUANG NON-FERROUS METALS JOINT STOCK COMPANY	VIETNAM
TIN	UNIT METALURGI PT TIMAH (PERSERO ) TBK	INDONESIA*
TIN	UNTRACORE CO.	THAILAND
TIN	VQB MINERAL AND TRADING GROUP JSC	VIETNAM*
TIN	WELLEY	CHINA
TIN	WHITE SOLDER METALURGIA E MINERAÇÃO LTDA.	BRAZIL*

Metal	Smelter Name	Country of Smelter Facility
TIN	WU XI SHI YI ZHENG JI XIE SHE BEI COMPANY	CHINA
TIN	XIANGHUALING TIN MINERALS	CHINA
TIN	YIFENG TIN	CHINA
TIN	YUN'AN DIAN'XI TIN MINE	CHINA
TIN	YUNNAN CHENGFENG NON-FERROUS METALS CO.	CHINA**
TIN	YUNNAN CHENGO ELECTRIC SMELTING PLANT	CHINA
TIN	YUN'XIN NON-FERROUS ELECTROANALYSIS	CHINA
TIN	ZHEJIANG STRONG SOLDERING MATERIALS CO.	GHANA
TIN	ZHONGSHAN JINYE SMELTING CO.	CHINA
TIN	ZHUHAI QUANJIA	CHINA
TUNGSTEN	A.L.M.T. CORP.	JAPAN*
TUNGSTEN	ACL METAIS EIRELI	BRAZIL
TUNGSTEN	ASIA TUNGSTEN PRODUCTS VIETNAM	VIETNAM*
TUNGSTEN	CHENZHOU DIAMOND TUNGSTEN PRODUCTS CO.	CHINA*
TUNGSTEN	CHINA MINMETALS NONFERROUS METALS CO.	CHINA
TUNGSTEN	CHONGYI ZHANGYUAN TUNGSTEN CO.	CHINA*
TUNGSTEN	DAYU WEILIANG TUNGSTEN CO.	CHINA
TUNGSTEN	FUJIAN JINXIN TUNGSTEN CO.	CHINA*
TUNGSTEN	GANSHOU HAICHUANG TUNGSTEN INDUSTRY CO.	CHINA
TUNGSTEN	GANZHOU GRAND SEA W & MO GROUP CO.	CHINA
TUNGSTEN	GANZHOU HUAXIN TUNGSTEN PRODUCTS	CHINA*
TUNGSTEN	GANZHOU JIANGWU FERROTUNGSTEN CO.	CHINA*
TUNGSTEN	GANZHOU SEADRAGON W & MO CO.	CHINA*
TUNGSTEN	GANZHOU YATAI TUNGSTEN CO.	CHINA*
TUNGSTEN	GLOBAL TUNGSTEN & POWDERS CORP.	USA*
TUNGSTEN	GUANGDONG XIANGLU TUNGSTEN CO.	CHINA*
TUNGSTEN	H.C. STARCK GMBH	GERMANY*
TUNGSTEN	HUNAN CHENZHOU MINING GROUP CO.	CHINA*
TUNGSTEN	HUNAN CHUANGDA VANADIUM TUNGSTEN CO. WUJI	CHINA
TUNGSTEN	HUNAN CHUNCHANG NONFERROUS METALS CO.	CHINA*
TUNGSTEN	HYDROMETALLURG JSC	RUSSIA*
TUNGSTEN	JAPAN NEW METALS CO.	JAPAN*
TUNGSTEN	JIANGWU H.C. STARCK TUNGSTEN PRODUCTS CO.	CHINA
TUNGSTEN	JIANGXI DAYU LONGXINTAI TUNGSTEN CO.	CHINA
TUNGSTEN	JIANGXI GAN BEI TUNGSTEN CO.	CHINA*
TUNGSTEN	JIANGXI RARE METALS TUNGSTEN HOLDINGS GROUP CO.	CHINA
TUNGSTEN	JIANGXI TONGGU NON-FERROUS METALLURGICAL & CHEMICAL CO.	CHINA
TUNGSTEN	JIANGXI XINSHENG TUNGSTEN INDUSTRY CO.	CHINA
TUNGSTEN	JIANGXI XIUSHUI XIANGGAN NONFERROUS METALS CO.	CHINA*
TUNGSTEN	JIANGXI YAOSHENG TUNGSTEN CO.	CHINA
TUNGSTEN	KENNAMETAL FALLON	USA
TUNGSTEN	KENNAMETAL HUNTSVILLE	USA*
TUNGSTEN	LUOYANG MUDU TUNGSTEN & MOLYBDENUM TECHNOLOGY CO.	CHINA
TUNGSTEN	MALIPO HAIYU TUNGSTEN CO.	CHINA*
TUNGSTEN	MOLIREN	RUSSIA
TUNGSTEN	NIAGARA REFINING	USA*
TUNGSTEN	NUI PHAO H.C. STARCK TUNGSTEN CHEMICALS MANUFACTURING	VIETNAM*
TUNGSTEN	PHILIPPINE CHUANGXIN INDUSTRIAL CO.	PHILIPPINES
TUNGSTEN	SICHUAN METALS & METERIALS IMPORT & EXPORT CO.	CHINA
TUNGSTEN	SOUTH-EAST NONFERROUS METAL COMPANY LIMITED OF HENGYANG CITY	CHINA
TUNGSTEN	TEJING (VIETNAM) TUNGSTEN CO.	VIETNAM*

Metal	Smelter Name	Country of Smelter Facility
TUNGSTEN	UNECHA REFRACTORY METALS PLANT	RUSSIA
TUNGSTEN	VIETNAM YOUNGSUN TUNGSTEN INDUSTRY CO.	VIETNAM*
TUNGSTEN	WOLFRAM BERGBAU UND HUTTEN AG	AUSTRIA*
TUNGSTEN	WOLFRAM COMPANY CJSC	RUSSIA
TUNGSTEN	WOLTECH KOREA CO.	SOUTH KOREA
TUNGSTEN	XIAMEN TUNGSTEN (H.C.) CO.	CHINA*
TUNGSTEN	XIAMEN TUNGSTEN CO.	CHINA*
TUNGSTEN	XINFENG HUARUI TUNGSTEN & MOLYBDENUM NEW MATERIAL CO.	CHINA
TUNGSTEN	XINHAI RENDAN SHAOGUAN TUNGSTEN CO.	CHINA*
TUNGSTEN	ZHUZHOU CEMENTED CARBIDE GROUP CO.	CHINA

*CFSP Conflict-Free
**CFSP Active – in the process of becoming CFSP Conflict-Free.